Exhibit 1.01
STEM, INC.
CONFLICT MINERALS REPORT
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023
This Conflict Minerals Report (the “Report”) of Stem, Inc. (the “Company,” “Stem,” “we” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2023 to December 31, 2023. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which specified minerals are necessary to the functionality or production of those products. The specified minerals are columbite-tantalite (coltan), cassiterite, gold and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (“conflict minerals”).

The information presented in this Report includes the activities of our majority-owned subsidiaries.

Company Overview; Covered Products

We are a global leader in artificial intelligence (“AI”)-driven clean energy solutions and services. We maintain one of the world’s largest digitally connected, intelligent, renewable energy networks, providing customers with (i) energy storage hardware, sourced from leading, global battery original equipment manufacturers (“OEMs”), that we deliver through our partners, including developers, distributors and engineering, procurement and construction firms, (ii) edge hardware to aid in the collection of site data and the real-time operation and control of the site plus other optional equipment, and (iii) an ongoing software platform, Athena®, and professional services to operate and manage the performance of standalone energy storage, integrated solar plus storage systems, and solar assets.

Because we do not manufacture products that contain conflict minerals necessary to the functionality or production of those products, this Report relates solely to products that we contracted to be manufactured that contain conflict minerals necessary to their functionality or production (“necessary conflict minerals”) (the “covered products”).

For the reporting period covered by this Report, our covered products included energy storage systems comprised of lithium-ion battery modules, converters and related equipment that we source from OEMs and pass along to our customers at project sites.

Reasonable Country of Origin Inquiry

We engaged Source Intelligence (“SI”) as an outside agent to assist and guide us in our Reasonable Country of Origin Inquiry (“RCOI”) and due diligence efforts. We then performed an analysis of our supply chain and defined the scope of our RCOI by identifying and contacting suppliers that provided products that we believed were likely to constitute covered products for the reporting period. During our review, we asked scoping questions that allowed us to exclude certain suppliers and ultimately identify 80 OEMs that were within the scope of the Rule.

Because we are several tiers removed from the mining, smelting, or refining of necessary conflict minerals, we then worked with SI to conduct a survey of OEMs using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”). The CMRT is a standardized reporting template that was developed to facilitate disclosure and communication of information regarding mineral country of origin, and the smelters and refiners being utilized in a company’s supply chain. The CMRT has been widely adopted and used by many companies in their due diligence processes related to conflict minerals.

We worked with SI to engage with our OEMs and to provide them instructions about the CMRT and its requirements, as well as correct data collection processes for the information provided to us. At various points during the outreach program, the responses were reviewed against criteria developed to help validate such information and determine which suppliers required further engagement. We inquired about responses that were not clear to us and followed up with OEM contacts that were not responsive. We reached out to our OEMs using contacts we believed to be current and up to date. Where one contact person was unresponsive, we reached out to additional known contacts at the relevant OEM. We continued to seek responses through May 13, 2024.

We received a valid CMRT from 40 of the 80 OEMs that we surveyed. Because the CMRTs indicated that some smelters or refiners in the OEMs’ supply chains might be sourcing conflict minerals from the Democratic Republic of Congo or an adjoining country (the “covered countries”), we performed additional due diligence, as outlined below.

Due Diligence Program

Program Objectives

We are committed to responsible sourcing, transparency and sustainability in our supply chain. As we mature as a public company, we are continuing to develop our formal processes, strategies and policies to realize these commitments. Our objectives include:

a.Expecting our suppliers to:
i.provide us with timely, accurate and complete information about conflict mineral content and country of origin information on the products supplied to us;
ii.work with us in any review of their supply chain and procurement process, conflict mineral audits, and due diligence on their suppliers as required for our annual SEC disclosure; and
iii.cooperate with us in developing a chain of custody for conflict minerals in the supply chain and identifying and sourcing conflict-free sources for the minerals used in our covered products.
b.Developing and implementing policies and processes toward preventing the use of necessary conflict minerals that may finance or benefit armed groups in the covered countries.
c.Expecting suppliers to actively engage with us on other supply chain due diligence efforts, such as human rights and forced labor assessments.

We believe in establishing and maintaining long-term relationships with suppliers whenever possible, and we are committed to working closely with our suppliers to accomplish the above objectives.

Diligence Process Design

Our due diligence processes have been designed in conformity with, in all material respects, The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”), consistent with our position in the supply chain for the covered products. The OECD Guidance provides a detailed due diligence framework to support responsible global supply chain management of conflict minerals and other mineral resources and is currently the leading international framework for raw material due diligence. Our process aligns with the following five steps:

a.Step 1. Establish Strong Company Management Systems
b.Step 2. Identify and Assess Risks in the Supply Chain
c.Step 3. Design and Implement a Strategy to Respond to Identified Risks
d.Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices
e.Step 5. Report Annually on Supply Chain Due Diligence

As a purchaser of our covered products, we are many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals, do not purchase minerals directly from smelters or refiners, and do not conduct purchasing activities directly in any of the covered countries. As we do not have a direct relationship with conflict minerals smelters and refiners, we partnered with SI to help us use conflict mineral reporting resources developed by RMI to disclose upstream actors in the supply chain, and we use the CMRT to gather information on the chain of custody of the conflict minerals included in our covered products.

Due to the breadth, complexity and constant evolution of the global supply chain for the covered products, it can be challenging to verify the origin of all conflict minerals. In addition, the information provided by suppliers may be inaccurate, incomplete or subject to other irregularities. By using our supply chain due diligence processes, driving accountability within the supply chain by leveraging tools and resources developed by RMI and others to validate smelters or refiners as conflict free, and continuing our outreach efforts, we hope to further develop transparency into our supply chain as we grow.

Step 1. Establish Strong Company Management Systems

We have established a cross-functional team that is responsible for complying with the Rule and furthering the other objectives described above. Our team is led by our Director, ESG Programs and our Vice President, Sourcing and includes other members from our legal and supply chain departments.

Step 2. Identify and Assess Risks in the Supply Chain

To identify conflict minerals risks in the supply chain for our covered products, we partnered with SI to perform the RCOI, as described above. SI then worked with our cross-functional team to review the CMRT information received from our OEMs during our RCOI. For responses indicating that a smelter or refiner might be sourcing conflict minerals from the covered countries, SI performed an additional investigation to collect information about the source and chain of custody of the conflict minerals. SI also performed additional diligence where responses indicated that a smelter or refiner did not know the origin of the conflict minerals that they sourced.

SI relies on the following internationally accepted audit standards to research smelters and refiners: the Responsible Minerals Assurance Process, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. SI is an official vendor member of the RMI to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials.

If the smelter or refiner is not certified by these internationally recognized schemes, SI attempts to contact the smelter or refiner to gain more information. Additional research is also performed to determine whether there are any outside sources of information regarding the smelter or refiner’s sourcing practices.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

As we further develop our due diligence program, we intend to expand supplier communication, engage in employee and supplier training and create an escalation process to improve our OEM response rate, data accuracy and data completion. We will also seek from our material suppliers an acknowledgment of our Partner Code of Conduct, and, to the extent practicable, incorporate conflict minerals language in new or amended supplier agreements, as they arise.

As the completeness and accuracy of the due diligence information improves, our cross-functional team intends to continue to develop strategies to respond to risks in our supply chain. This includes taking steps to support the use of validation, certification and audit programs for smelters and refiners in the supply chain for our covered products. Where a supplier (i) has been unresponsive or otherwise uncooperative in our due diligence efforts or (ii) is not willing to expect its own suppliers to use conflict-free sources, then we may reassess the supplier relationship.

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

As stated above, we do not have direct relationships with smelters and refiners. As such, we do not perform direct audits of the entities that provide the necessary conflict minerals in our covered products. However, we support and rely on audits of smelters and refiners conducted by third parties, and this information is used throughout our due diligence process.

Step 5. Report Annually on Supply Chain Due Diligence

This Report and our Form SD will be filed with the SEC, and will be publicly available on the investor relations page of our website at investors.stem.com.

Due Diligence Results

Survey Response

We received 40 completed CMRTs from the 80 in-scope OEMs surveyed (a 50% completion rate). Of the responding OEMs, 45% indicated that there were no necessary conflict minerals in the products they supply to us.

Efforts to Determine Country of Origin of Conflict Minerals

Our efforts to determine the mine or location of origin of the necessary conflict minerals in our covered products with the greatest specificity reasonably possible to us consisted of the due diligence measures described in this Report.

Smelters or Refiners Identified

In total, 360 known smelters and refiners were identified as potentially in the supply chain for our covered products. Of those smelters and refiners, 227 are currently certified conflict free, and 15 are currently in the process of becoming compliant through the Responsible Minerals Assurance Process (the “RMAP”), are in communication with RMI, and are currently participating or have agreed to participate in the audit process. Five of the smelters and refiners were identified as having sourced conflict minerals from the covered countries and are not certified by any known organization (however, one of the five is currently in the process of becoming compliant through the RMAP), and 129 were identified as having no known country of origin for a portion of their conflict minerals.

Set forth in Annex 1 is the list as of May 13, 2024 of all known smelters and refiners identified as potentially being in the supply chain for our covered products. The information provided in Annex 1 is based on information provided by our OEMs and the RMAP. Our OEMs provided responses on a company-wide basis, rather than a product basis. As a result, the conflict minerals from the smelters or refiners identified in Annex 1 are not necessarily included in our covered products.

We determined that a portion of the conflict minerals contained in the covered products may have originated from the covered countries, but we were unable to determine the origin of all conflict minerals in our covered products. Therefore, we are unable to conclusively determine the country of origin of the necessary conflict minerals in all our covered products.

Future Process Improvements

We intend to continue to communicate our expectations and information requirements to our direct suppliers and continue to work towards a more transparent and ethical supply chain. In addition, we intend to continue to make inquiries of our OEMs (including, in particular, those OEMs who reported the existence of smelters or refiners that we identified as having sourced conflict minerals from the covered countries and are not certified by any known organization) and undertake additional risk assessments. We expect our direct suppliers to take similar measures with their suppliers so that there is alignment throughout our supply chain.

Cautionary Note on Forward-Looking Statements

This Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, our intentions and expectations regarding future supplier engagement, risk mitigation efforts and strategy, and process improvements, constitute forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others.

ANNEX 1
Smelters and Refiners
Our due diligence indicated that the smelters and refiners listed below may be in the supply chain for our covered products.

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Gold	8853 S.p.A.	CID002763	Italy
Gold	ABC Refinery Pty Ltd.	CID002920	Australia
Gold	Abington Reldan Metals, LLC	CID002708	United States
Gold	Advanced Chemical Company	CID000015	United States
Gold	African Gold Refinery**	CID003185	Uganda
Gold	Agosi AG	CID000035	Germany
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates
Gold	Albino Mountinho Lda.	CID002760	Portugal
Gold	Alexy Metals	CID003500	United States
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil
Gold	Argor-Heraeus S.A.	CID000077	Switzerland
Gold	Asahi Pretec Corp.	CID000082	Japan
Gold	Asahi Refining Canada Ltd.	CID000924	Canada
Gold	Asahi Refining USA Inc.	CID000920	United States
Gold	Asaka Riken Co., Ltd.	CID000090	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey
Gold	Attero Recycling Pvt Ltd	CID004697	India
Gold	AU Traders and Refiners	CID002850	South Africa
Gold	Augmont Enterprises Private Limited	CID003461	India
Gold	Aurubis AG	CID000113	Germany
Gold	Bangalore Refinery	CID002863	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines
Gold	Boliden AB	CID000157	Sweden
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany
Gold	Caridad	CID000180	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada
Gold	Cendres + Metaux S.A.	CID000189	Switzerland
Gold	CGR Metalloys Pvt Ltd.	CID003382	India
Gold	Chimet S.p.A.	CID000233	Italy
Gold	Chugai Mining	CID000264	Japan
Gold	Coimpa Industrial LTDA	CID004010	Brazil
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany
Gold	Dijllah Gold Refinery FZC	CID003348	United Arab Emirates

Gold	Dongwu Gold Group	CID003663	China
Gold	Dowa	CID000401	Japan
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	India
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe
Gold	Fujairah Gold FZC	CID002584	United Arab Emirates
Gold	Geib Refining Corporation	CID002459	United States
Gold	GG Refinery Ltd.	CID004506	Tanzania
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	India
Gold	Gold by Gold Colombia	CID003641	Colombia
Gold	Gold Coast Refinery	CID003186	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China
Gold	Guangdong Jinding Gold Limited	CID002312	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China
Gold	Heimerle + Meule GmbH	CID000694	Germany
Gold	Heraeus Germany GmbH Co. KG	CID000711	Germany
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	China
Gold	HwaSeong CJ CO., LTD.	CID000778	Korea, Republic of
Gold	Impala Refineries – Platinum Metals Refinery (PMR)	CID004714	South Africa
Gold	Inca One (Chala One Plant)	CID004704	Peru
Gold	Inca One (Koricancha Plant)	CID004705	Peru
Gold	Industrial Refining Company	CID002587	Belgium
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China
Gold	International Precious Metal Refiners	CID002562	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan
Gold	Istanbul Gold Refinery	CID000814	Turkey
Gold	Italpreziosi	CID002765	Italy
Gold	JALAN & Company	CID002893	India
Gold	Japan Mint	CID000823	Japan
Gold	Jiangxi Copper Co., Ltd.	CID000855	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation

Gold	JSC Novosibirsk Refinery	CID000493	Russian Federation
Gold	JSC Uralelectromed	CID000929	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan
Gold	K.A. Rasmussen	CID003497	Norway
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates
Gold	Kazakhmys Smelting LLC	CID000956	Kazakhstan
Gold	Kazzinc	CID000957	Kazakhstan
Gold	Kennecott Utah Copper LLC	CID000969	United States
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of
Gold	Kundan Care Products Ltd.	CID003463	India
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Russian Federation
Gold	L'azurde Company For Jewelry	CID001032	Saudi Arabia
Gold	L'Orfebre S.A.	CID002762	Andorra
Gold	Lingbao Gold Co., Ltd.	CID001056	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	China
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of
Gold	LT Metal Ltd.	CID000689	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China
Gold	Marsam Metals	CID002606	Brazil
Gold	Materion	CID001113	United States
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan
Gold	MD Overseas	CID003548	India
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	South Africa
Gold	Metallix Refining Inc.	CID003557	United States
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China
Gold	Metalor Technologies S.A.	CID001153	Switzerland
Gold	Metalor USA Refining Corporation	CID001157	United States
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico
Gold	Mitsubishi Materials Corporation	CID001188	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan
Gold	MKS PAMP SA	CID001352	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India
Gold	Modeltech Sdn Bhd	CID002857	Malaysia
Gold	Morris and Watson	CID002282	New Zealand
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan
Gold	NH Recytech Company	CID003189	Korea, Republic of
Gold	Nihon Material Co., Ltd.	CID001259	Japan

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russian Federation
Gold	Pease & Curren	CID002872	United States
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	China
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia
Gold	PX Precinox S.A.	CID001498	Switzerland
Gold	QG Refining, LLC	CID003324	United States
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	China
Gold	REMONDIS PMR B.V.	CID002582	Netherlands
Gold	Royal Canadian Mint	CID001534	Canada
Gold	SAAMP	CID002761	France
Gold	Sabin Metal Corp.	CID001546	United States
Gold	Safimet S.p.A	CID002973	Italy
Gold	SAFINA A.S.	CID002290	Czech Republic
Gold	Sai Refinery	CID002853	India
Gold	Sam Precious Metals	CID003666	United Arab Emirates
Gold	Samduck Precious Metals	CID001555	Korea, Republic of
Gold	SAMWON METALS Corp.	CID001562	Korea, Republic of
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	China
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	China
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CID004435	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	China
Gold	Shirpur Gold Refinery Ltd.	CID002588	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan
Gold	Sovereign Metals	CID003383	India
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Lithuania
Gold	Sudan Gold Refinery	CID002567	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of
Gold	Super Dragon Technology Co., Ltd.	CID001810	Taiwan
Gold	T.C.A S.p.A	CID002580	Italy

Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	China
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan
Gold	Torecom	CID001955	Korea, Republic of
Gold	Umicore Precious Metals Thailand	CID002314	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium
Gold	United Precious Metal Refining, Inc.	CID001993	United States
Gold	Valcambi S.A.	CID002003	Switzerland
Gold	WEEEREFINING	CID003615	France
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany
Gold	Yamakin Co., Ltd.	CID002100	Japan
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China
Tantalum	5D Production OU	CID003926	Estonia
Tantalum	AMG Brasil	CID001076	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China
Tantalum	D Block Metals, LLC	CID002504	United States
Tantalum	F&X Electro-Materials Ltd.	CID000460	China
Tantalum	FIR Metals & Resource Ltd.	CID002505	China
Tantalum	Global Advanced Metals Aizu	CID002558	Japan
Tantalum	Global Advanced Metals Boyertown	CID002557	United States
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China
Tantalum	KEMET de Mexico	CID002539	Mexico
Tantalum	Materion Newton Inc.	CID002548	United States
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan
Tantalum	Molycorp Silmet A.S.	CID001200	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China
Tantalum	PowerX Ltd.	CID004054	Rwanda
Tantalum	QuantumClean	CID001508	United States
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	China
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand

Tantalum	TANIOBIS GmbH	CID002545	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany
Tantalum	Telex Metals	CID001891	United States
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	China
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China
Tin	Alpha	CID000292	United States
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Vietnam
Tin	Aurubis Beerse	CID002773	Belgium
Tin	Aurubis Berango	CID002774	Spain
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China
Tin	China Tin Group Co., Ltd.	CID001070	China
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Brazil
Tin	CRM Synergies	CID003524	Spain
Tin	CV Ayi Jaya	CID002570	Indonesia
Tin	CV Venus Inti Perkasa	CID002455	Indonesia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	China
Tin	Dowa	CID000402	Japan
Tin	DS Myanmar	CID003831	Myanmar
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Vietnam
Tin	EM Vinto	CID000438	Bolivia
Tin	Estanho de Rondonia S.A.	CID000448	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Brazil
Tin	Fenix Metals	CID000468	Poland
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	China
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China
Tin	Luna Smelter, Ltd.	CID003387	Rwanda
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	Malaysia
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil
Tin	Metallic Resources, Inc.	CID001142	United States
Tin	Mineracao Taboca S.A.	CID001173	Brazil

Tin	Mining Minerals Resources SARL	CID004065	DRC- Congo (Kinshasa)
Tin	Minsur	CID001182	Peru
Tin	Mitsubishi Materials Corporation	CID001191	Japan
Tin	Modeltech Sdn Bhd	CID002858	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Vietnam
Tin	Novosibirsk Tin Combine	CID001305	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia
Tin	Pongpipat Company Limited	CID003208	Myanmar
Tin	Precious Minerals and Smelting Limited	CID003409	India
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia
Tin	PT Babel Inti Perkasa	CID001402	Indonesia
Tin	PT Babel Surya Alam Lestari	CID001406	Indonesia
Tin	PT Bangka Prima Tin	CID002776	Indonesia
Tin	PT Bangka Serumpun	CID003205	Indonesia
Tin	PT Bangka Tin Industry	CID001419	Indonesia
Tin	PT Belitung Industri Sejahtera	CID001421	Indonesia
Tin	PT Bukit Timah	CID001428	Indonesia
Tin	PT Cipta Persada Mulia	CID002696	Indonesia
Tin	PT Menara Cipta Mulia	CID002835	Indonesia
Tin	PT Mitra Graha Raya	CID004685	Indonesia
Tin	PT Mitra Stania Prima	CID001453	Indonesia
Tin	PT Mitra Sukses Globalindo	CID003449	Indonesia
Tin	PT Panca Mega Persada	CID001457	Indonesia
Tin	PT Premium Tin Indonesia	CID000313	Indonesia
Tin	PT Prima Timah Utama	CID001458	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	Indonesia
Tin	PT Rajawali Rimba Perkasa	CID003381	Indonesia
Tin	PT Rajehan Ariq	CID002593	Indonesia
Tin	PT Refined Bangka Tin	CID001460	Indonesia
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia
Tin	PT Sukses Inti Makmur	CID002816	Indonesia
Tin	PT Timah Tbk Kundur	CID001477	Indonesia
Tin	PT Timah Tbk Mentok	CID001482	Indonesia
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia
Tin	PT Tirus Putra Mandiri	CID002478	Indonesia
Tin	PT Tommy Utama	CID001493	Indonesia
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	CID004692	India
Tin	Rui Da Hung	CID001539	Taiwan

Tin	Super Ligas	CID002756	Brazil
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	Japan
Tin	Thaisarco	CID001898	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	China
Tin	Tin Technology & Refining	CID003325	United States
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Vietnam
Tin	VQB Mineral and Trading Group JSC	CID002015	Vietnam
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil
Tin	Woodcross Smelting Company Limited	CID004724	Uganda
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan
Tungsten	ACL Metais Eireli	CID002833	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Brazil
Tungsten	Artek LLC	CID003553	Russian Federation
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Vietnam
Tungsten	China Molybdenum Co., Ltd.	CID002641	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	China
Tungsten	Cronimet Brasil Ltda	CID003468	Brazil
Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060	Korea, Republic of
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China
Tungsten	Global Tungsten & Powders LLC	CID000568	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany
Tungsten	HANNAE FOR T Co., Ltd.	CID003978	Korea, Republic of
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	China
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	Russian Federation
Tungsten	Kenee Mining Corporation Vietnam	CID004619	Vietnam

Tungsten	Kennametal Fallon	CID000966	United States
Tungsten	Kennametal Huntsville	CID000105	United States
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Taiwan
Tungsten	Lianyou Resources Co., Ltd.	CID004397	Taiwan
Tungsten	LLC Vostok	CID003643	Russian Federation
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China
Tungsten	Masan High-Tech Materials	CID002543	Vietnam
Tungsten	Moliren Ltd.	CID002845	Russian Federation
Tungsten	Nam Viet Cromit Joint Stock Company	CID004034	Vietnam
Tungsten	Niagara Refining LLC	CID002589	United States
Tungsten	NPP Tyazhmetprom LLC	CID003416	Russian Federation
Tungsten	OOO “Technolom” 1	CID003614	Russian Federation
Tungsten	OOO “Technolom” 2	CID003612	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	China
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Germany
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	Vietnam
Tungsten	Unecha Refractory Metals Plant	CID002724	Russian Federation
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	China
** One of our OEMs reported the presence of this entity in its supply chain. This entity was sanctioned by the United States Department of Treasury, Office of Foreign Assets Control on March 17, 2022 (specifically, CID003185 - African Gold Refinery). The OEM reporting this entity is currently working with its suppliers to remove this entity from its upstream supply chain.

Countries of Origin
Below is a list of countries from which the above smelters and refiners are known to source conflict minerals.

Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil
Burundi
Cambodia
Canada

Central African Republic
Chile
China
Colombia
Congo (Brazzaville)
Czech Republic
Djibouti
DRC- Congo (Kinshasa)
Ecuador
Egypt
Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Ivory Coast
Japan
Jersey
Kazakhstan
Kenya
Korea, Republic of
Kyrgyzstan
Laos
Luxembourg
Madagascar
Malaysia
Mali
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia

Netherlands
New Zealand
Niger
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Russian Federation
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan
Spain
Suriname
Sweden
Switzerland
Taiwan
Tajikistan
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
United States
Uzbekistan
Vietnam
Zambia
Zimbabwe